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                                                                      EXHIBIT 5


                                  SULLIVAN & WORCESTER LLP
                                   ONE POST OFFICE SQUARE
                                 BOSTON, MASSACHUSETTS 02109
                                       (617) 338-2800
                                    FAX NO. 617-338-2880


    IN WASHINGTON, D.C.                                     IN NEW YORK
1025 CONNECTICUT AVENUE, N.W.                             767 THIRD AVENUE
   WASHINGTON, D.C. 20038                              NEW YORK, NEW YORK 10017
      (202) 775-8190                                       (212) 486-8200
   FAX NO. 202-293-2275                                  FAX NO. 212-758-2151




                                                                    July 9, 1999




Iron Mountain Incorporated
745 Atlantic Avenue
Boston, Massachusetts  02111

Re:      Registration Statement on Form S-4
         $150,000,000 of Senior Subordinated Notes due 2011

Ladies and Gentlemen:

         The following opinion is furnished to you in connection with the registration pursuant to a registration statement on Form S-4 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), by Iron Mountain Incorporated, a Delaware corporation (the "Company"), of $150,000,000 of Senior Subordinated Notes due 2011 (the "Notes"), which Notes will initially be guaranteed (the "Guarantees") by each of the Company's direct and indirect wholly owned restricted subsidiaries (other than any excluded restricted subsidiary) (collectively, the "Subsidiary Guarantors") and issued under an indenture, dated as of April 26, 1999, relating to the Notes (the "Indenture") by and among the Company, the Subsidiary Guarantors and The Bank of New York, as Trustee (the "Trustee").

         We have acted as counsel to the Company in connection with the preparation of the Registration Statement, and we have examined originals or copies, certified or otherwise identified to our satisfaction, of corporate records, certificates and statements of officers and accountants of the Company, of public officials, and such other documents as we have considered necessary in order to furnish the opinion hereinafter set forth. We express no opinion herein as to the laws of any jurisdiction other than the laws of the State of New York.

         Based upon and subject to the foregoing, we are of the opinion that the Company and the Subsidiary Guarantors have taken all necessary action to approve the Indenture and the terms of the Notes and Guarantees, and when (i) the Registration Statement has become effective under the Securities Act, (ii) the Indenture has been duly executed and delivered by the Company, the Subsidiary Guarantors and the Trustee, and the Notes have been duly executed by the Company and authenticated by the Trustee, (iii) the Indenture has been qualified under the Trust Indenture Act of 1939, as amended, and (iv) the Notes have been delivered to the purchasers thereof against payment of the purchase price therefore as described in the Registration Statement, the Notes and the Guarantees will be legal, valid and binding obligations of the Company and the Subsidiary Guarantors respectively, subject in each case to the effect of (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors and the obligations of debtors generally and (b) the application of general principles of equity (regardless of whether enforcement is considered in proceedings at law or in equity).

         We express no opinion as to the applicability (and, if applicable, the effect) of Section 548 of the United States Bankruptcy Code or any comparable provision of state law to the conclusions expressed above.

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Iron Mountain Incorporated
July 9, 1999
Page 2

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm made therein under the caption "Legal Matters." In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Securities and Exchange Commission promulgated thereunder.

                                                   Very truly yours,

                                                   /s/ SULLIVAN & WORCESTER LLP
                                                   -----------------------------
                                                       SULLIVAN & WORCESTER LLP